Exhibit 99.1

NEWS RELEASE

Media Contact
Drew Prairie
512-602-4425
drew.prairie@amd.com

Investor Contact
Ruth Cotter
408-749-3887
ruth.cotter@amd.com

AMD Reports 2016 First Quarter Results

•	Executed a meaningful step in IP monetization strategy to accelerate AMD’s growth

•	Assembly, Test, Mark and Pack (ATMP) Joint Venture (JV) transaction remains on track to close in Q2 2016

SUNNYVALE, Calif. — April 21, 2016 — AMD (NASDAQ:AMD) today announced revenue for the first quarter of 2016 of $832 million, operating loss of $68 million, and net loss of $109 million, or $0.14 per share. Non-GAAP (1) operating loss was $55 million and non-GAAP (1) net loss was $96 million, or $0.12 per share.
GAAP Financial Results

	Q1-16	Q4-15	Q1-15
Revenue	$832M	$958M	$1.03B
Operating loss	$(68)M	$(49)M	$(137)M
Net loss / Loss per share	$(109)M/$(0.14)	$(102)M/$(0.13)	$(180)M/$(0.23)

Non-GAAP Financial Results1

	Q1-16	Q4-15	Q1-15
Revenue	$832M	$958M	$1.03B
Operating loss	$(55)M	$(39)M	$(30)M
Net loss / Loss per share	$(96)M/$(0.12)	$(79)M/$(0.10)	$(73)M/$(0.09)

“Our strategy to build a strong business foundation and improve financial performance through delivering great products is beginning to show benefits,” said Lisa Su, AMD president and CEO.  “We continued to strengthen the performance of our Computing and Graphics business as our customers and partners show a growing preference for AMD. We are optimistic about our growth prospects in the second half of the year across our businesses based on new product introductions and design wins.”

Q1 2016 Results

•	Q1 2016 was a 13-week fiscal quarter.

•
Revenue of $832 million, down 13 percent sequentially and down 19 percent year-over-year. The sequential decrease was primarily due to lower sales of semi-custom SoCs. The year-over-year decline was primarily due to lower sales of semi-custom SoCs and client notebook processors.

•	Gross margin of 32 percent, up 2 percentage points sequentially, due primarily to a richer product mix and mix of revenue between business segments.

•
Operating expenses of $344 million, compared to $332 million for the prior quarter. Non-GAAP operating expenses of $332 million, compared to non-GAAP operating expenses of $323 million in Q4 2015, primarily due to increased R&D expenses related to new products, partially offset by lower SG&A expenses.

•
Operating loss of $68 million, compared to an operating loss of $49 million for the prior quarter. Non-GAAP(1) operating loss of $55 million, compared to non-GAAP(1) operating loss of $39 million in Q4 2015, primarily due to lower sales.

•
Net loss of $109 million, loss per share of $0.14, and non-GAAP (1) net loss of $96 million, non-GAAP (1) loss per share of $0.12, compared to a net loss of $102 million, loss per share of $0.13 and non-GAAP (1) net loss of $79 million, non-GAAP (1) loss per share of $0.10 in Q4 2015.

•
Cash and cash equivalents were $716 million at the end of the quarter, down $69 million from the end of the prior quarter, due to lower sales and higher debt interest payments, partially offset by $52 million of cash received related to our newly announced IP licensing agreement.

•	Total debt at the end of the quarter was $2.24 billion, flat from the prior quarter.
Financial Segment Summary

•
Computing and Graphics segment revenue of $460 million decreased 2 percent sequentially and decreased 14 percent from Q1 2015. The sequential decrease was primarily due to decreased sales of client desktop processors and the year-over-year decrease was driven primarily by decreased sales of client notebook processors.

◦
Operating loss was $70 million, compared with an operating loss of $99 million in Q4 2015 and an operating loss of $75 million in Q1 2015. The sequential improvement was primarily driven by lower operating expenses. The year-over-year improvement was primarily driven by lower operating expenses.

◦	Client processor average selling price (ASP) decreased sequentially driven by a lower desktop processor ASP and decreased year-over-year primarily due to a lower notebook processor ASP.

◦	GPU ASP decreased sequentially driven by lower consumer GPU ASPs and increased year-over-year due to higher channel and professional graphics ASPs.

•
Enterprise, Embedded and Semi-Custom segment revenue of $372 million decreased 24 percent sequentially and 25 percent year-over-year. The decreases were primarily driven by lower sales of semi-custom SoCs.

◦
Operating income was $16 million compared with $59 million in Q4 2015 and $45 million in Q1 2015. The sequential and year-over-year decrease was primarily due to lower sales and higher R&D expenses associated with new product investments, partially offset by a $7 million IP licensing gain.

•
All Other category operating loss was $14 million compared with operating losses of $9 million in Q4 2015 and $107 million in Q1 2015. The year-over-year decrease was primarily due to the absence of restructuring and other special charges associated with the exit from the dense server systems business.

IP Licensing Agreement and JV with THATIC
AMD licensed high-performance processor and SoC technology to a newly-created JV it has formed with THATIC (Tianjin Haiguang Advanced Technology Investment Co., Ltd.) to develop SoCs tailored to the Chinese server market that will complement AMD’s own offerings. The $293 million licensing agreement is a meaningful step in AMD’s IP monetization strategy intended to accelerate the Company’s growth and better monetize its valuable assets.  Payments are contingent upon the JV achieving certain milestones.  AMD also expects to receive royalty payments from the JV’s future product sales.
“Our new licensing agreement is a great example of leveraging our strong IP portfolio to accelerate the adoption of our technologies more broadly,” said Dr. Su. “The joint venture with THATIC provides AMD with a differentiated approach to help gain share in the fastest growing region of the server market.”
Recent Highlights

•	AMD’s Assembly, Test, Mark and Pack (ATMP) JV transaction received approval from Nantong Fujitsu Microelectronics Co., Ltd. shareholders and the transaction remains on track to close in Q2 2016.

•
AMD momentum continued for its mobile client solutions and technologies, starting shipments of the 7th Generation AMD A-Series Processors (codenamed “Bristol Ridge”) and securing notable commercial and consumer design wins.

◦	AMD 7th Generation APUs are equipped with advanced video, graphics performance, security and energy efficiency features and will first appear in the HP ENVY x360, with other ultrathin notebook, convertible, and all-in one OEM designs planned to launch throughout the year.

◦	AMD secured new HP notebook design wins and continued to expand in the commercial PC market with new large-scale enterprise deployments for its 6th Generation PRO A-Series mobile processors.

•
AMD launched new desktop component solutions, including the flagship AMD Wraith Cooler and its fastest APU ever, the AMD A10-7890K. Other new additions to the 2016 Desktop processor family include the new AMD A10-7870K and AMD A10-7860K APUs, and new AMD Athlon™ X4 880K and AMD Athlon™ X4 845 CPUs.

•
AMD disclosed its upcoming GPU architecture roadmap, including “Vega” featuring High Bandwidth Memory 2, which the company plans to follow with the release of “Navi” which will be designed with scalability and next-generation memory.

•
AMD demonstrated its “Polaris” 10 and 11 next-generation GPUs, with Polaris 11 targeting the notebook market and “Polaris” 10 aimed at the mainstream desktop and high-end gaming notebook segment. “Polaris” architecture-based GPUs are expected to deliver a 2x performance per watt improvement over current generation products and are designed for intensive workloads including 4K video playback and virtual reality (VR).

•	AMD continued to expand its leadership position in VR, unveiling new technologies and collaborations across a variety of sectors, including gaming, education, and media.

◦
AMD introduced the Radeon™ Pro Duo GPU, part of the world's most powerful platform for VR designed for creating and consuming VR content. AMD’s Radeon™ Pro Duo GPU with its LiquidVR™ SDK is a platform aimed at most all aspects of VR content creation: from entertainment to education, journalism, medicine, and cinema.

◦
20th Century Fox, New Regency, Ubisoft Motion Pictures, and VR development studio Practical Magic chose the AMD Radeon™ Pro Duo GPU featuring the AMD LiquidVR™ SDK to bring the upcoming ASSASSIN’S CREED movie VR experience to life.

◦	Sulon Technologies announced the Sulon Q, the world’s only all-in-one, tether-free "wear and play” headset for VR, Augmented Reality (AR) and spatial computing – powered by the AMD FX-8800P processor.

◦	AMD joined with The Associated Press to create a new VR experience channel to fuel next-generation journalism.

◦	AMD announced it is helping colleges and universities create dedicated AMD Radeon™ graphics-equipped VR labs as Crytek's exclusive technology partner for the VR First™ initiative.

◦
AMD released the Radeon Software Crimson Edition 16.3.2 Driver with support for the Oculus Rift™ SDK v1.3 – offering AMD’s most stable and compatible driver for developing VR experiences on the Rift to-date.

•	AMD demonstrated its continued dedication to enabling gamers and game developers with the best possible graphics experiences.

◦
AMD’s performance leadership in DirectX® 12 was re-affirmed through the Ashes of the Singularity benchmark. AMD also announced its association with several DirectX 12 games including Hitman and Total War: Warhammer.

•	AMD further established its presence in the professional graphics market with the introduction of new technologies, design wins, and relationships.

◦
AMD revealed the world’s first hardware virtualized GPU products – AMD FirePro™ S-Series GPUs with Multiuser GPU (MxGPU) technology that enables a precise, secure, high performance, and enriched graphics user experience.

◦
AMD FirePro graphics were selected to drive fast, cost-effective GPU-compute installations for the Canadian Hydrogen Intensity Mapping Experiment, global geophysical services and equipment company CGG, and the Institute of System Research of the Russian Academy of Sciences.

Current Outlook
AMD’s outlook statements are based on current expectations. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement” below.
For Q2 2016, AMD expects revenue to increase 15 percent, plus or minus 3 percent, sequentially.
For additional details regarding AMD’s results and outlook please see the CFO commentary posted at quarterlyearnings.amd.com.
AMD Teleconference
AMD will hold a conference call for the financial community at 2:00 p.m. PDT (5:00 p.m. EDT) today to discuss its first quarter financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its website at www.amd.com. The webcast will be available for 12 months after the conference call.

Reconciliation of GAAP to Non-GAAP Gross Margin

(Millions except percentages)	Q1-16	Q4-15	Q1-15
GAAP Gross Margin	$269	$283	$326
GAAP Gross Margin %	32%	30%	32%
Stock-based compensation	1	1	1
Non-GAAP Gross Margin	$270	$284	$327
Non-GAAP Gross Margin %	32%	30%	32%

Reconciliation of GAAP to Non-GAAP Loss

(Millions)	Q1-16	Q4-15	Q1-15
GAAP operating loss	$(68)	$(49)	$(137)
Restructuring and other special charges, net	(3)	(6)	87
Amortization of acquired intangible assets	—	—	3
Stock-based compensation	16	16	17
Non-GAAP operating loss	$(55)	$(39)	$(30)

Reconciliation of GAAP to Non-GAAP Net Loss/Loss per Share

(Millions except per share amounts)	Q1-16		Q4-15		Q1-15
GAAP net loss /loss per share	$(109)	$(0.14)	$(102)	$(0.13)	$(180)	$(0.23)
Restructuring and other special charges, net	(3)	—	(6)	(0.01)	87	—
Tax settlement in foreign jurisdiction	—	—	13	0.02	—	—
Amortization of acquired intangible assets	—	—	—	—	3	—
Stock-based compensation	16	0.02	16	0.02	17	0.02
Non-GAAP net loss/loss per share	$(96)	$(0.12)	$(79)	$(0.10)	$(73)	$(0.09)

About AMD
For more than 45 years, AMD has driven innovation in high-performance computing, graphics, and visualization technologies — the building blocks for gaming, immersive platforms, and the datacenter. Hundreds of millions of consumers, leading Fortune 500 businesses, and cutting-edge scientific research facilities around the world rely on AMD technology daily to improve how they live, work, and play. AMD employees around the world are focused on building great products that push the boundaries of what is possible. For more information about how AMD is enabling today and inspiring tomorrow, visit the AMD (NASDAQ: AMD) website, blog, Facebook and Twitter pages.

Cautionary Statement

This press release contains forward-looking statements concerning Advanced Micro Devices, Inc. (“AMD” or the “Company”) including AMD’s ability to accelerate its growth and monetize its IP assets through its IP monetization strategy; the expected closing date for the proposed joint ventures between AMD and Nantong Fujitsu Microelectronics Co., Ltd.; AMD’s expected growth prospects in the second half of 2016; the expected amounts to be received by AMD under the IP licensing agreement and the expected royalty payments to be received from future product sales; the expected benefits from AMD’s joint ventures with THATIC; the features, functionality, timing and availability of AMD’s future products; and AMD’s expected second quarter 2016 revenue, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as "would," "may," "expects," "believes," "plans," "intends," "projects" and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this document are based on current beliefs, assumptions and expectations, speak only as of the date of this document and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and generally beyond AMD's control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: Intel Corporation’s dominance of the microprocessor market and its aggressive business practices may limit AMD’s ability to compete effectively; AMD relies on GLOBALFOUNDRIES Inc. (GF) to manufacture all of its microprocessor and APU products and a certain portion of its GPU products, with limited exceptions. If GF is not able to satisfy AMD’s manufacturing requirements, its business could be adversely impacted; AMD relies on third parties to manufacture its products, and if they are unable to do so on a timely basis in sufficient quantities and using competitive technologies, AMD’s business could be materially adversely affected; failure to achieve expected manufacturing yields for AMD’s products could negatively impact its financial results; the success of AMD’s business is dependent upon its ability to introduce products on a timely basis with features and performance levels that provide value to its customers while supporting and coinciding with significant industry transitions; if AMD cannot generate sufficient revenue and operating cash flow or obtain external financing, it may face a cash shortfall and be unable to make all of its planned investments in research and development or other strategic investments; the loss of a significant customer may have a material adverse effect on AMD; global economic uncertainty may adversely impact AMD’s business and operating results; AMD may not be able to generate sufficient cash to service its debt obligations or meet its working capital requirements; AMD has a substantial amount of indebtedness which could adversely affect its financial position and prevent it from implementing its strategy or fulfilling its contractual obligations; the agreements governing AMD’s notes and the secured revolving line of credit for a principal amount up to $500 million (Secured Revolving Line of Credit) impose restrictions on AMD that may adversely affect its ability to operate its business; the completion and impact of its 2015 restructuring plan, its transformation initiatives and any future restructuring actions could adversely affect it; the markets in which AMD’s products are sold are highly competitive; uncertainties involving the ordering and shipment of AMD’s products could materially adversely affect it; AMD’s receipt of revenue from its semi-custom SoC products is dependent upon its technology being designed into third-party products and the success of those products; the demand for AMD’s products depends in part on the market conditions in the industries into which they are sold. Fluctuations in demand for AMD’s products or a market decline in any of these industries could have a material adverse effect on its results of operations; AMD’s ability to design and introduce new products in a timely manner is dependent upon third-party intellectual property; AMD depends on third-party companies for the design, manufacture and supply of motherboards, software and other computer platform components to support its business; if AMD loses Microsoft Corporation’s support for its products or other software vendors do not design and develop software to run on AMD’s products, its ability to sell its products could be materially adversely affected; AMD’s reliance on third-party distributors and AIB partners subjects it to certain risks; AMD’s inability to continue to attract and retain qualified personnel may hinder its product development programs; in the event of a change of control, AMD may not be able to repurchase its outstanding debt as required by the applicable indentures and its Secured Revolving Line of Credit, which would result in a default under the indentures and its Secured Revolving Line of Credit; the semiconductor industry is highly cyclical and has experienced severe downturns that have materially adversely affected, and may continue to materially adversely affect its business in the future; acquisitions, divestitures and/or joint ventures could disrupt its business, harm its financial condition and operating results or dilute, or adversely affect the price of its common stock; AMD’s business is dependent upon the proper functioning of its internal business processes and information systems and modification or interruption of such systems may disrupt its business, processes and internal controls; data breaches and cyber-attacks could compromise AMD’s intellectual property or other sensitive information, be costly to remediate and cause significant damage to its business and reputation; AMD’s operating results are subject to quarterly and seasonal sales patterns; if essential equipment, materials or manufacturing processes are not available to manufacture its products, AMD could be materially adversely affected; if AMD’s products are not compatible with some or all industry-standard software and hardware, it could be materially adversely affected; costs related to defective products could have a material adverse effect on AMD; if AMD fails to maintain the efficiency of its supply chain as it responds to changes in customer demand for its products, its business could be materially adversely affected; AMD outsources to third parties certain supply-chain logistics functions, including portions of its product distribution, transportation management and information technology support services; AMD may incur future impairments of goodwill; AMD’s worldwide operations are subject to political, legal and economic risks and natural disasters, which could have a material adverse effect on it; worldwide political conditions may adversely affect demand for AMD’s products; unfavorable currency exchange rate fluctuations could adversely affect AMD; AMD’s inability to effectively control the sales of its products on the gray market could have a material adverse effect on it; if AMD cannot adequately protect its technology or other intellectual property in the United States and abroad, through patents, copyrights, trade secrets, trademarks and other measures, it may lose a competitive advantage and incur significant expenses; AMD is a party to litigation and may become a party to other claims or litigation that could cause it to incur substantial costs or pay substantial damages or prohibit it from selling its products; AMD’s business is subject to potential tax liabilities; a variety of environmental laws that AMD is subject to could result in additional costs and liabilities; and higher health care costs and labor costs could adversely affect AMD’s business. Investors are urged to review in detail the risks and uncertainties in AMD’s Securities and Exchange Commission filings, including but not limited to AMD’s Annual Report on Form 10-K for the year ended December 26, 2015.

AMD, the AMD Arrow logo, Catalyst, FirePro, Radeon, and combinations thereof, are trademarks of Advanced Micro Devices, Inc. ARM is a registered trademark of ARM Limited in the EU and other countries. DirectX, Microsoft and Windows are registered trademarks of Microsoft Corporation in the US and other jurisdictions. Other names are for informational purposes only and used to identify companies and products and may be trademarks of their respective owner.

1.
In this earnings press release, in addition to GAAP financial results, AMD has provided non-GAAP financial measures including non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP operating expenses, non-GAAP research and development and marketing, general and administrative expenses, non-GAAP net income (loss) and non-GAAP earnings (loss) per share. These non-GAAP financial measures reflect certain adjustments as presented in the tables in this earnings press release. AMD also provided adjusted EBITDA and non-GAAP free cash flow as supplemental measures of its performance. These items are defined in the footnotes to the selected corporate data tables provided at the end of this earnings press release. AMD is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because AMD believes it assists investors in comparing AMD’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance and for the other reasons described in the CFO Commentary.

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Millions except per share amounts and percentages)

	Three Months Ended
	March 26, 2016	December 26, 2015	March 28, 2015
Net revenue	$832	$958	$1,030
Cost of sales	563	675	704
Gross margin	269	283	326
Gross margin %	32%	30%	32%
Research and development	242	229	242
Marketing, general and administrative	105	109	131
Amortization of acquired intangible assets	—	—	3
Restructuring and other special charges, net	(3)	(6)	87
Licensing gain	(7)	—	—
Operating loss	(68)	(49)	(137)
Interest expense	(40)	(41)	(40)
Other expense, net	—	(2)	—
Loss before income taxes	(108)	(92)	(177)
Provision for income taxes	1	10	3
Net loss	$(109)	$(102)	$(180)
Net loss per share
Basic	$(0.14)	$(0.13)	$(0.23)
Diluted	$(0.14)	$(0.13)	$(0.23)
Shares used in per share calculation
Basic	793	791	777
Diluted	793	791	777
ADVANCED MICRO DEVICES, INC. CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (Millions)
	Three Months Ended
	March 26, 2016	December 26, 2015	March 28, 2015
Total comprehensive loss	$(107)	$(95)	$(187)

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions)

	March 26, 2016	December 26, 2015
Assets
Current assets:
Cash and cash equivalents	$716	$785
Accounts receivable, net	508	533
Inventories, net	675	678
Prepayment and other - GLOBALFOUNDRIES	26	33
Prepaid expenses	49	43
Other current assets	252	248
Total current assets	2,226	2,320
Property, plant and equipment, net	176	188
Goodwill	278	278
Other assets	301	298
Total Assets	$2,981	$3,084
Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Short-term debt	$230	$230
Accounts payable	324	279
Payable to GLOBALFOUNDRIES	233	245
Accrued liabilities	347	472
Other current liabilities	151	124
Deferred income on shipments to distributors	43	53
Total current liabilities	1,328	1,403
Long-term debt	2,006	2,007
Other long-term liabilities	150	86
Stockholders' equity (deficit):
Capital stock:
Common stock, par value	8	8
Additional paid-in capital	7,033	7,017
Treasury stock, at cost	(123)	(123)
Accumulated deficit	(7,415)	(7,306)
Accumulated other comprehensive loss	(6)	(8)
Total Stockholders' equity (deficit)	(503)	(412)
Total Liabilities and Stockholders' Equity (Deficit)	$2,981	$3,084

(1) Amounts reflected adoption of FASB ASU 2015-17, Balance Sheet Classification of Deferred Taxes in the first quarter of 2016.
(2) Amounts reflected adoption of FASB ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs in the first quarter of 2016.

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Millions)

Three Months Ended
March 26, 2016
Cash flows from operating activities:
Net Loss	$(109)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	33
Stock-based compensation expense	16
Non-cash interest expense	4
Other	(5)
Changes in operating assets and liabilities:
Accounts receivable	26
Inventories	3
Prepayment and other - GLOBALFOUNDRIES	7
Prepaid expenses and other assets	22
Accounts payable, accrued liabilities and other	(27)
Payable to GLOBALFOUNDRIES	(12)
Net cash used in operating activities	$(42)

Cash flows from investing activities:
Purchases of property, plant and equipment	(26)
Net cash used in investing activities	$(26)

Cash flows from financing activities:
Other	(1)
Net cash used in financing activities	$(1)
Net decrease in cash and cash equivalents	(69)
Cash and cash equivalents at beginning of period	$785
Cash and cash equivalents at end of period	$716

ADVANCED MICRO DEVICES, INC.
SELECTED CORPORATE DATA
(Millions except headcount)

	Three Months Ended
	March 26, 2016	December 26, 2015	March 28, 2015
Segment and Category Information
Computing and Graphics (1)
Net revenue	$460	$470	$532
Operating loss	$(70)	$(99)	$(75)
Enterprise, Embedded and Semi-Custom (2)
Net revenue	372	488	498
Operating income	16	59	45
All Other (3)
Net revenue	—	—	—
Operating loss	(14)	(9)	(107)
Total
Net revenue	$832	$958	$1,030
Operating loss	$(68)	$(49)	$(137)
Other Data
Depreciation and amortization, excluding amortization of acquired intangible assets	$33	$34	$43
Capital additions	$26	$32	$22
Adjusted EBITDA (4)	$(22)	$(5)	$13
Cash and cash equivalents	$716	$785	$906
Non-GAAP free cash flow (5)	$(68)	$27	$(194)
Total assets	$2,981	$3,084	$3,399
Total debt	$2,236	$2,237	$2,239
Headcount	9,047	9,139	9,583
See footnotes on the next page

(1)	Computing and Graphics segment primarily includes desktop and notebook processors, chipsets, discrete graphics processing units (GPUs) and professional graphics.
(2)
Enterprise, Embedded and Semi-Custom segment primarily includes server and embedded processors, semi-custom System-on-Chip (SoC) products, development services, technology for game consoles and licensing gain.

(3)
All Other category primarily includes certain expenses and credits that are not allocated to any of the operating segments. Also included in this category are stock-based compensation expense and restructuring and other special charges, net. In addition, the Company also included amortization of acquired intangible assets for the first quarter of 2015.

(4)	Reconciliation of GAAP Operating Loss to Adjusted EBITDA*

	Three Months Ended
	March 26, 2016	December 26, 2015	March 28, 2015
GAAP operating loss	$(68)	$(49)	$(137)
Restructuring and other special charges, net	(3)	(6)	87
Stock-based compensation expense	16	16	17
Amortization of acquired intangible assets	—	—	3
Depreciation and amortization	33	34	43
Adjusted EBITDA	$(22)	$(5)	$13

(5)    Non-GAAP free cash flow reconciliation**

	Three Months Ended
	March 26, 2016	December 26, 2015	March 28, 2015
GAAP net cash provided by (used in) operating activities	$(42)	$59	$(172)
Purchases of property, plant and equipment	(26)	(32)	(22)
Non-GAAP free cash flow	$(68)	$27	$(194)

*
The Company presents “Adjusted EBITDA” as a supplemental measure of its performance. Adjusted EBITDA for the Company is determined by adjusting operating income (loss) for depreciation and amortization, stock-based compensation expense and restructuring and other special charges, net. In addition, the company excluded amortization of acquired intangible assets for the first quarter of 2015. The Company calculates and communicates Adjusted EBITDA because the Company’s management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of operating income (loss) or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.

**
The Company also presents non-GAAP free cash flow as a supplemental measure of its performance. Non-GAAP free cash flow is determined by adjusting GAAP net cash provided by (used in) operating activities for capital expenditures. The Company calculates and communicates non-GAAP free cash flow in the financial earnings press release because the Company’s management believes it is of importance to investors to understand the nature of these cash flows. The Company’s calculation of non-GAAP free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view non-GAAP free cash flow as an alternative to GAAP liquidity measures of cash flows from operating activities. The Company has provided reconciliations within the earnings press release of these non-GAAP financial measures to the most directly comparable GAAP financial measures.